EXHIBIT 5


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                      MALIZIA, SPIDI, SLOANE & FISCH, P.C.
                                ATTORNEYS AT LAW
                               1301 K STREET, N.W.
                                 SUITE 700 EAST
                             WASHINGTON, D.C. 20005
                                 (202) 434-4660
                            FACSIMILE: (202) 434-4661

                                                     WRITER'S DIRECT DIAL NUMBER


June 12, 1998

Board of Directors
Peoples Savings Bank
789 Farnsworth Avenue
Bordentown, New Jersey  08505

         Re:      Registration Statement Under the Securities Act of 1933
                  -------------------------------------------------------

Ladies and Gentlemen:

         This opinion is rendered in connection with the Registration Statement on Form SB-2 to be filed with the Securities and Exchange Commission under the Securities Act of 1933 relating to the offer and sale of up to 548,838 shares of common stock, par value $0.10 per share (the "Common Stock"), of Farnsworth Bancorp, Inc. (the "Company"), including shares to be issued to certain employee benefit plans of the Company and its subsidiary. The Common Stock is proposed to be issued pursuant to the Plan of Conversion (the "Plan") of Peoples Savings Bank (the "Bank") in connection with the Bank's conversion from the mutual to the stock form of organization and reorganization into a wholly-owned subsidiary of the Company (the "Conversion"). As special counsel to the Bank and the Company, we have reviewed the corporate proceedings relating to the Plan and the Conversion and such other legal matters as we have deemed appropriate for the purpose of rendering this opinion.

         Based on the foregoing, we are of the opinion that the shares of Common Stock of the Company covered by the aforesaid Registration Statement will, when issued in accordance with the terms of the Plan against full payment therefor, be validly issued, fully paid, and non-assessable shares of Common Stock of the Company.

         We assume no obligation to advise you of changes that may hereafter be brought to our attention.



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Board of Directors
June 12, 1998
Page Two

         We hereby consent to the use of this opinion and to the reference to our firm appearing in the Company's Prospectus under the headings "The Conversion - Effects of Conversion to Stock Form on Depositors and Borrowers of Peoples Savings Bank--Tax Effects" and "Legal and Tax Matters." We also consent to any references to our legal opinion referred to under the aforementioned headings in the Prospectus.


                                       Very truly yours,


                                       /s/Malizia, Spidi, Sloane & Fisch, P.C.
                                       ---------------------------------------
                                       MALIZIA, SPIDI, SLOANE & FISCH, P.C.